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                                                                  EXHIBIT: 10.46

                                GUARANTY OF LEASE
                         AND LETTER OF CREDIT AGREEMENT

            THIS GUARANTY OF LEASE AND LETTER OF CREDIT AGREEMENT (this "GUARANTY") is executed as of October 7, 2002 by ALTERRA HEALTHCARE CORPORATION, a Delaware corporation ("GUARANTOR"), in favor of the JER/NHP SENIOR LIVING ACQUISITION, LLC, a Delaware limited liability company ("LANDLORD").

                                R E C I T A L S

            A. Landlord and ALS LEASING, INC., a Delaware corporation ("TENANT"), have entered into that certain Master Lease of even date herewith (the "LEASE") whereby Landlord has agreed to lease to Tenant the Premises, as more specifically set forth in the Lease. All initially capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Lease.

            B. Landlord and Tenant have entered into that certain Letter of Credit Agreement (the "LETTER OF CREDIT AGREEMENT") of even date herewith, whereby Tenant has agreed to post and maintain a letter of credit as partial collateral for Tenant's obligations under the Lease, as more particularly set forth therein.

            C. It is a condition to Landlord's obligations under the Lease that the Guarantor execute and deliver this Guaranty.

                              A G R E E M E N T S

            NOW, THEREFORE, in consideration of Landlord entering into the Lease with Tenant, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

            1. GUARANTY.

            Guarantor hereby absolutely and unconditionally guarantees to Landlord the following (collectively, the "GUARANTEED OBLIGATIONS"):

                  (a) payment in full by Tenant of all Rent (including, without limitation, Minimum Rent) and other charges, reserves and other amounts due under the Lease in the manner and at the time prescribed in the Lease;

                  (b) the full, complete and timely performance by Tenant of all covenants, indemnities and other obligations under the Lease including, without limitation, any indemnity or other obligation of Tenant which survives the expiration or earlier termination of the Lease;

                  (c) the full, complete and timely performance by Tenant of all covenants, agreements and other obligations under the Letter of Credit Agreement;

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                  (d) the accuracy and truthfulness in all material respects of all of the representations and warranties made by Tenant under the Lease; and

                  (e) all costs of collection or enforcement incurred by Landlord in exercising any remedies provided for in the Lease or the Letter of Credit Agreement at law or in equity with respect to the matters set forth in clauses (a) through (d) inclusive, above.

            2. PERFORMANCE BY GUARANTOR.

            If any Minimum Rent, other Rent or other charge, reserve or other amount due under the Lease shall not be paid, or any obligation not performed as required by the Lease or the Letter of Credit Agreement, then upon demand by Landlord, Guarantor shall pay within ten (10) days of demand by Landlord such sums and perform such obligations as required by the Lease or the Letter of Credit Agreement, as applicable, without regard to:

                  (a) any defense, set-off, or counterclaim which Guarantor or Tenant may have or assert;

                  (b) whether or not Landlord shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against Tenant or any other person to collect all or any part of such sums, either pursuant to the provisions of the Lease, the Letter of Credit Agreement or at law or in equity (it being understood that this is a guaranty of payment and not collection, and Guarantor's liability for such payment shall be primary); or

                  (c) any other condition or contingency.

            Guarantor waives any right of exoneration and any right to require Landlord to make an election of remedies. Guarantor covenants and agrees that it shall not cause any default under the Lease or the Letter of Credit Agreement.

            3. GUARANTOR'S REPRESENTATIONS AND WARRANTIES.

            Guarantor hereby represents and warrants unto Landlord that:

                  (a) this Guaranty constitutes a legal, valid, and binding obligation of Guarantor and is fully enforceable against Guarantor in accordance with its terms;

                  (b) all the issued and outstanding capital stock of Tenant is owned beneficially and of record by Guarantor;

                  (c) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to do all things required of it under this Guaranty; and

                  (d) this Guaranty is duly authorized, executed and delivered by and binding upon Guarantor.

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            Any material breach by Guarantor of the representations and warranties set forth herein shall be a default under this Guaranty.

            4. WAIVER.

            Guarantor hereby knowingly, voluntarily and unequivocally waives:

                  (a) all notice of acceptance hereof, protest, demand and dishonor, presentment and demands of any kind now or hereafter provided for by any statute or rule of law;

                  (b) any and all requirements that Landlord institute any action or proceeding, or exhaust any or all of Landlord's rights, remedies or recourses, against Tenant or anyone else as a condition precedent to bringing an action against Guarantor under this Guaranty, it being expressly agreed that the liability of Guarantor hereunder shall be primary and not secondary;

                  (c) any defense arising by reason of any disability, insolvency, bankruptcy, lack of authority or power, death, insanity, minority, dissolution or any other defense of Tenant, its successors and assigns, Guarantor or, if applicable, any other guarantor of the Guaranteed Obligations (even though rendering same void, unenforceable or otherwise uncollectible), it being agreed that Guarantor shall remain liable hereon regardless of whether Tenant or any other such person be found not liable thereon for any reason;

                  (d) the benefits of any rights and defenses that are or may become available to Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code;

                  (e) any claim Guarantor might otherwise have against Landlord by virtue of Landlord's invocation of any right, remedy or recourse permitted it hereunder, under the Letter of Credit Agreement or under the Lease or otherwise available at law or equity;

                  (f) any failure, omission, delay or lack on the part of Landlord or Tenant to enforce, assert or exercise any right, power or remedy conferred on Landlord or Tenant in the Lease or this Guaranty or any action on the part of Landlord granting a waiver, indulgence or extension to Tenant, Guarantor or any other guarantor;

                  (g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of Tenant, marshalling of assets or liabilities, receiverships, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Tenant or any of its assets, or the disaffirmance of the Lease or the Letter of Credit Agreement in any such proceeding;

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                  (h) any release or other reduction of the Guaranteed
      Obligations arising as a result of the expansion, release, substitution or replacement (whether or not in accordance with terms of the Lease) of the Premises or any portion thereof;

                  (i) any release or other reduction of the Guaranteed Obligations arising as a result of the release, substitution, addition or replacement of any other guarantor or surety of any of the Guaranteed Obligations.

                  (j) any release or other reduction of the Guaranteed Obligations arising as a result of the release, substitution or replacement (whether or not in accordance with the terms of the Letter of Credit Agreement) of any letter of credit issued and outstanding pursuant to the Letter of Credit Agreement; and

                  (k) any defense or claim available to Guarantor as a result of Tenant's exercise of its right, or compliance with its obligation, to purchase the Premises (or any portion thereof) pursuant to the Lease.

            This Guaranty shall apply notwithstanding any extension or renewal of the Lease, or any holdover following the expiration or termination of the Term or any renewal or extension of the Term.

            5. FINANCIAL STATEMENTS AND LEGAL PROCEEDINGS.

            The financial statements heretofore given to Landlord by or on behalf of Guarantor:

                  (a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby;

                  (b) are true and correct in all material respects;

                  (c) present fairly the results of operations of the parties described therein for the respective periods covered thereby; and

                  (d) reflect accurately, in all material respects, the books and records of account of the parties described therein as of such dates and for such periods.

            Subject to the foregoing, Guarantor hereby warrants and represents unto Landlord that any and all balance sheets and other financial statements and data which have heretofore been given to Landlord with respect to Guarantor fairly and accurately present the financial condition of Guarantor.

            6. SUBSEQUENT ACTS.

            Without notice to, consideration to, or the consent of, Guarantor:

                  (a) the Lease, and Tenant's rights thereunder, may be modified, amended, renewed, assigned or sublet;

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                  (b) the Letter of Credit Agreement, and Tenant's rights and obligations thereunder, may be modified, amended, renewed or assigned;

                  (c) any additional parties who are or may become liable for the Guaranteed Obligations may hereafter be released from their liability hereunder and thereon; and/or

                  (d) Landlord may take, or delay in taking or refuse to take, any and all action with reference to the Lease or the Letter of Credit Agreement (regardless of whether same might vary the risk or alter the rights, remedies or recourses of any Guarantor), including specifically the settlement or compromise of any amount allegedly due thereunder.

            No such acts shall in any way release, diminish, or affect the absolute nature of Guarantor's obligations and liabilities hereunder. Guarantor's obligations and liabilities under this Guaranty are primary, absolute and unconditional under any and all circumstances and until the Guaranteed Obligations and any other obligations of Guarantor under this Guaranty are fully and finally satisfied (including any such Guaranteed Obligation that survives the termination of the Lease), such obligations and liabilities shall not be discharged or released, in whole or in part, by any act or occurrence which might, but for this Section 6, be deemed a legal or equitable discharge or release of a Guarantor.

            7. SUCCESSORS AND ASSIGNS.

            This Guaranty may be enforced as to any one or more breaches either separately or cumulatively, shall inure to the benefit of Landlord (and its successors and assigns) and shall be binding upon Guarantor (and its successors and assigns). All references herein to "LANDLORD" shall mean the entities comprising the above-named Landlord and any subsequent owner of any portion of Landlord's interest in the Lease or assignee of any portion of Landlord's rights under the Letter of Credit Agreement. No transfer by Guarantor of its obligations hereunder shall operate to release Guarantor from such obligations.

            8. REMEDIES CUMULATIVE.

            All rights, remedies and recourses afforded to Landlord by reason of this Guaranty, or otherwise, are separate and cumulative and may be pursued separately, successively or concurrently, as occasion therefor shall arise and are non-exclusive and shall in no way limit or prejudice any other legal or equitable right, remedy or recourse which Landlord may have.

            9. SUBORDINATION; NO SUBROGATION.

            If for any reason whatsoever Tenant now or hereafter becomes indebted to Guarantor or any Affiliate of Guarantor, such indebtedness and all interest thereon shall at all times be subordinate in all respects to the Guaranteed Obligations. Notwithstanding anything to the contrary contained in this Guaranty or any payments made by Guarantor, Guarantor shall not have any right of subrogation in or under the Lease or the Letter of Credit Agreement or to participate in the rights and benefits accruing to Landlord thereunder, all such rights of subrogation and participation, together with all of the contractual, statutory, or common law

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rights which Guarantor may have to be reimbursed for any payments Guarantor may make to, or performance by Guarantor of any of the Guaranteed Obligations for the benefit of, Landlord pursuant to this Guaranty, being hereby expressly waived and released.

            10. GOVERNING LAW.

            This Guaranty and all rights and duties of Guarantor and Landlord arising from this Guaranty shall be governed by, construed and enforced in accordance with the laws of the State of California, without regard to the conflict of law rules of such State. All disputes arising under or relating to this Guaranty shall be litigated in the state and/or federal courts in Orange County, California and all related appellate courts, and the parties hereby consent to the jurisdiction of such courts.

            11. SEVERABILITY.

            If any provision of this Guaranty or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Guaranty nor the application of such provision to any other persons or circumstances shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

            12. ATTORNEYS' FEES.

            If Landlord or Guarantor brings any action to interpret or enforce this Guaranty, or for damages for any alleged breach thereof, the prevailing party in any such action shall be entitled to reasonable attorneys' fees and costs as awarded by the court in addition to all other recovery, damages and costs.

            13. CONFIRMATION.

            At any time, and at the request of Landlord, Guarantor shall execute and deliver to Landlord a certificate ratifying and confirming all of Guarantor's obligations and liabilities under this Guaranty.

            14. BENEFIT TO GUARANTOR.

            Guarantor acknowledges that it will benefit from the execution and continued existence of the Lease, and Guarantor further acknowledges that Landlord will be relying upon Guarantor's guarantee, representations, warranties and covenants contained herein.

            15. COUNTERPARTS.

            This Guaranty may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute but one instrument. The signature page of any counterpart may be detached therefrom and reattached to any other counterpart to physically form a single document.

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            16. NOTICES.

            All notices, requests and demands under this Guaranty shall be in writing and sent by personal delivery, U.S. certified or registered mail (return receipt requested, postage prepaid) or FedEx or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows:

If to Tenant:          c/o Alterra Healthcare Corporation
                       10000 Innovation Drive
                       Milwaukee, Wisconsin 53226
                       Attention: Mark W. Ohlendorf
                       Fax No. (414) 918-5055

With a copy to:        Rogers & Hardin LLP
                       2700 International Tower
                       229 Peachtree Street, N.E.
                       Atlanta, Georgia 30303-1601
                       Attention: Miriam J. Dent
                       Fax No. (404) 525-2224

If to Landlord:        Nationwide Health Properties, Inc.
                       610 Newport Center Drive, Suite 1150
                       Newport Beach, California 92660-6429
                       Attention: President and General Counsel
                       Fax No. (949) 759-6876

And:                   JER Partners
                       1650 Tysons Boulevard, Suite 1600
                       McLean, Virginia 22101
                       Attention: Paul A. Froning
                       Facsimile: (703) 714-8060 and
                       Attention: Daniel T. Ward, Esq.
                       Facsimile: (703) 714-8102

With a copy to:        O'Melveny & Myers LLP
                       610 Newport Center Drive, Suite 1700
                       Newport Beach, California 92660-6429
                       Attention:  Steven L. Edwards
                       Fax No. (949) 823-6994

And:                   Pircher, Nichols & Meeks
                       1925 Century Park East, Suite 1700
                       Los Angeles, California 90067
                       Attention: Stevens A. Carey, Esq.
                       Facsimile: (310) 201-8922

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A party may designate a different address by notice as provided above. Any notice, demand or request so delivered (whether accepted or refused) shall be deemed to have been given and received on the date of delivery established by the U.S. Post Office return receipt or the carrier's proof of delivery or, if not so given, upon on the day received (provided that such notice or instrument shall be deemed received on the next succeeding business day if received after 5:00 p.m. (local time)). Delivery to any officer, general partner of principal of a party shall be deemed delivery to such party. If Landlord notifies Tenant of the name and address of any lender, Tenant shall deliver a copy of all its notices concurrently to such lender.

            17. INCORPORATION OF RECITALS.

            The Recitals set forth above are hereby incorporated by this reference and made a part of this Guaranty. Guarantor hereby represents and warrants that the Recitals are true and correct.

            18. PRESERVATION OF GROSS REVENUES.

            Guarantor acknowledges that a fair return to Landlord on and protection of its investment in the Premises is dependent, in part, on Tenant's dedication to the Business and the concentration on each Facility of similar businesses of Tenant and its Affiliates (including Guarantor) in the geographical area of such Facility. Guarantor further acknowledges that the diversion of residents or patient care activities from any Facility to other facilities owned or operated by Tenant or its Affiliates (including Guarantor) at any time during the Term will have a material adverse affect on the value and utility of such Facility. Therefore, Guarantor agrees that during the Term and for a period of one (1) year thereafter, neither Guarantor nor any of its Affiliates shall, without the prior written consent of Landlord: (A) operate, own, participate in or otherwise receive revenues from any other business providing services similar to those of the Business of any Facility within an eight (8) mile radius of such Facility, provided, however, that Tenant and its Affiliates may continue to operate, own, manage, participate in or otherwise receive revenues from any Exempt Facility so long as, after the date hereof, no aspects of the operations or management of any Exempt Facility are changed in any manner that results in such Exempt Facility becoming more competitive with any Facility, provided, however, that routine maintenance and capital expenditures in the ordinary course of business and minor variations in the number of beds or living units, as applicable, in such other facilities shall not be deemed to violate the foregoing, (B) except as is necessary to provide residents or patients with an alternative level of care not provided or available within any other reasonably proximate Facility, recommend or solicit the removal or transfer of any resident or patient from any Facility to any other nursing, health care, senior housing or retirement housing facility or divert actual or potential residents, patients or care activities of the Business conducted at any Facility to any other facilities owned or operated by Tenant or its Affiliates or from which they receive any type of referral fees or other compensation for transfers, or (C) employ for other businesses any management or supervisory personnel working on or in connection with any portion of the Business or any Facility. The terms of this Section 18 shall survive the termination or expiration of the Lease.

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            IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first set forth above.

"GUARANTOR"

ALTERRA HEALTHCARE CORPORATION,
a Delaware corporation

By: /s/ Kristin A. Ferge
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Name: Kristin A. Ferge
Its:  Vice President

Witness: /s/ JC Hensen                        Witness: /s/ Kathy M.
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